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                                                                      EXHIBIT 25


                                                 Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                              --------------------

                       THE FIRST NATIONAL BANK OF MARYLAND
               (Exact name of trustee as specified in its charter)

United States                                                         52-0312840
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)

25 South Charles Street
Baltimore, Maryland                                                        21201
(Address of principal                                                 (Zip code)
executive offices

                      Gregory K. Thoreson, General Counsel
                       The First National Bank of Maryland
                             25 South Charles Street
                            Baltimore, Maryland 21201
                                 (410) 244-3800
                  (Name, address and telephone number of agent
                             for service of process)

                                SITEL CORPORATION
               (Exact name of obligor as specified in its charter)

Minnesota                                                             47-0684333
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)

7277 World Communications Drive
Omaha, Nebraska                                                            68122
(Address of principal                                                 (Zip code)
executive offices)


                    9 1/4% SENIOR SUBORDINATED NOTES DUE 2006
                       (Title of the indenture securities)


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Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C. 20219.
         Federal Reserve Bank of Richmond, Richmond, Virginia 23261. Federal Deposit Insurance Corporation,
            Washington, D.C. 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

         (Because responses from the obligor and the underwriters have not yet been received, Item 2 is at the date hereof based upon incomplete information but is believed to be correct and may be considered to be complete unless modified by an amendment to this Form T-1).

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this statement of eligibility.

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Exhibit
--------
1 A copy of the articles of association of the trustee as now in effect is incorporated herein by refererence to Exhibit 1 to Form T-1 (Exhibit 25 to the Registration Statement on Form S-3, Registration No. 333-27305)

2 A copy of the certificate of authority of the trustee to commence business is incorporated herein by reference to Exhibit T1-2 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-2, Registration No. 2-98697)

3 A copy of the authorization of the trustee to exercise corporate trust powers is incorporated herein by reference to Exhibit T1-3 of Amendment No. 1 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-3, Registration No. 33-18373)

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

Exhibit
--------
4 A copy of the existing bylaws of the trustee is incorporated herein by refererence to Exhibit 4 to Form T-1 (Exhibit 25 to the Registration Statement on Form S-3, Registration No. 333-27305)

5       Not applicable

6       The consent of the trustee required by Section 321(b) of the Act

7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

8       Not applicable

9       Not applicable

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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The First National Bank of Maryland, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on April 20, 1998.

                                    THE FIRST NATIONAL BANK OF MARYLAND


                                    By: /s/ Robert D. Brown
                                       --------------------------------
                                       Robert D. Brown
                                       Assistant Vice President


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                                                                       Exhibit 6

                               Consent of Trustee

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issuance by SITEL Corporation 9 1/4% Senior Subordinated Notes due 2006, we hereby consent that reports of examination by Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                     THE FIRST NATIONAL BANK OF MARYLAND

                                     By: /s/ Robert D. Brown
                                        --------------------------------
                                        Robert D. Brown
                                        Assistant Vice President


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                                                                       Exhibit 7

Report of Condition Consolidating Domestic and Foreign Subsidiaries of The First National Bank of Maryland, Baltimore, Maryland at the close of business on December 31, 1997 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter No. 04822, Comptroller of the Currency, Richmond District.

CONSOLIDATED REPORT OF CONDITION
(Dollars in Thousands)
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

ASSETS

Cash and balances due from depository institutions:
         Noninterest-bearing balances
           and currency and coin......................     $     881,915
         Interest-bearing balances....................             1,061
Securities:
  Held-to-maturity securities.........................               -0-
  Available-for-sale securities.......................         2,195,182
Federal funds sold and securities purchased
  under agreements to resell..........................           565,780
Loans and lease financing receivables:
  Loans and leases, net of unearned income............         5,907,801
  LESS: Allowance for loan and lease losses...........           100,347
  LESS: Allocated transfer risk reserve...............             3,800
  Loans and leases, net of unearned income,
         allowance, and reserve.......................         5,803,654
Trading assets........................................            65,893
Premises and fixed assets (including
  capitalized leases).................................            77,843
Other real estate owned...............................            10,990
Investments in unconsolidated subsidiaries
  and associated companies............................             1,961
Customers' liability to this bank
  on acceptances outstanding..........................            11,627
Intangible assets.....................................            50,088
Other assets..........................................           372,428

         TOTAL ASSETS.................................        10,038,422
                                                           --------------
                                                           --------------

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

LIABILITIES
Deposits:
  In domestic offices.................................     $   6,770,232
         Noninterest-bearing..........................         2,488,946
         Interest-bearing.............................         4,281,286
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs............................           337,709
         Noninterest-bearing..........................                 0
         Interest-bearing.............................           337,709
Federal funds purchased and securities
  sold under agreements to repurchase.................         1,571,987
Demand notes issued to the U.S. Treasury..............             5,568
Trading liabilities...................................            61,464
Other borrowed money:
  With a remaining maturity of one year or less.......           120,000
  With a remaining maturity of more than one year
    through three years...............................              -0-
  With a remaining maturity of more than three
    years.............................................              -0-
Bank's liability on acceptances
  executed and outstanding............................           11,627
Subordinated notes and debentures.....................          174,000
Other liabilities.....................................          294,695

         TOTAL LIABILITIES............................     $  9,347,282
                                                           ------------

EQUITY CAPITAL

Perpetual preferred stock and related surplus.........              -0-
Common Stock..........................................           18,448
Surplus...............................................          244,106
Undivided profits and capital reserves................          410,477
Net unrealized holding gains (losses)
  on available-for-sale securities....................           18,109
Cumulative foreign currency transalation
  adjustments.........................................              -0-

         TOTAL EQUITY CAPITAL.........................     $    691,140
                                                           ------------

         TOTAL LIABILITIES AND EQUITY CAPITAL.........     $ 10,038,422
                                                           ------------
                                                           ------------
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